As filed with the Securities and Exchange Commission on July 30, 2002
                       Registration No. __________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              BECKMAN COULTER, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

         Delaware                                          95-1040600
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

          4300 North Harbor Boulevard, Fullerton, California 92834-3100 (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

           BECKMAN COULTER, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
                BECKMAN COULTER, INC. EXECUTIVE RESTORATION PLAN
              BECKMAN COULTER, INC. DEFERRED DIRECTORS' FEE PROGRAM
                            (Full Title of the Plan)
                               -------------------

                              William H. May, Esq.
                  Vice President, General Counsel and Secretary
                              Beckman Coulter, Inc.
          4300 North Harbor Boulevard, Fullerton, California 92834-3100
                                 (714) 871-4848
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE
       ------------------------------------------------------------------------
                                        Proposed     Proposed
       Title Of                         Maximum      Maximum
       Securities      Amount           Offering     Aggregate      Amount Of
       To Be           To Be            Price        Offering       Registration
       Registered      Registered       Per Unit     Price          Fee

       ------------------------------------------------------------------------

       Common Stock,   500,000          $39.47(3)    $19,735,000(3) $1,816(3)
       par value       shares(1)(2)
       $0.10
       per share
       ------------------------------------------------------------------------
       (1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares and rights which by reason of certain events specified in the Beckman Coulter, Inc. Executive Deferred Compensation Plan, in the Beckman Coulter, Inc. Executive Restoration Plan, and in the Beckman Coulter, Inc. Deferred Directors' Fee Program (together, the "Plans"), may become subject to the Plans.
       (2)Each share is accompanied by a preferred stock purchase right pursuant to a Stockholder Protection Rights Agreement between Beckman Coulter, Inc. and First Chicago Trust Company of New York, as Rights Agent, dated as of February 4, 1999.
       (3)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 24, 2002.

          The Exhibit Index for this Registration Statement is at page 8.
       =========================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of Beckman Coulter, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on February 22, 2002;

      (b) The Company's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2002, filed with the Commission on May 10, 2002;

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on or about April 25, 1989, together with an amendment thereto filed on July 2, 1992, and any other amendment or report filed for the purpose of updating such description; and

      (d) The description of the Company's Common Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 9, 1999 (which incorporates such description from the Current Report on Form 8-K filed by the Company with the Commission on February 8, 1999), and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

      The Company's Common Stock, par value $0.10 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company as an employee, is the beneficial owner of shares of the Company's Common Stock, is the holder of options to acquire shares of the Company's Common Stock, and is eligible to participate in one or more of the Plans.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 14 of the Company's Fifth Restated Certificate of Incorporation provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL.

       Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Section 13 of the Company's Fifth Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

       The Company carries policies of insurance which cover the individual directors and officers of the registrant for legal liability and which would pay on behalf of the registrant for expenses of indemnification of directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.     EXHIBITS

      SEE the attached Exhibit Index at page 8.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on July 11, 2002.

                                   BECKMAN COULTER, INC.


                                   By:  /S/ JOHN P. WAREHAM
                                        John P. Wareham
                                   Its: Chairman of the Board, President
                                        and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John P. Wareham, Amin I. Khalifa, and Fidencio M. Mares, or each of them individually, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE                         DATE



/S/ JOHN P. WAREHAM       Chairman of the Board, President     July 11, 2002
-------------------       and Chief Executive Officer
John P. Wareham           (Principal Executive Officer)



/S/ AMIN I. KHALIFA       Vice President, Finance and          July 11, 2002
-------------------       Chief Financial Officer
Amin I. Khalifa           (Principal Financial Officer)



/S/ DAVID M. WAMBOLD      Director/Controller                  July 23, 2002
--------------------      (Principal Accounting Officer)
David M. Wambold

/S/ HUGH K. COBLE           Director                           July 11, 2002
-----------------
Hugh K. Coble


/S/ PETER B. DERVAN         Director                           July 11, 2002
-------------------
Peter B. Dervan , Ph.D.


_______________________     Director
Ronald W. Dollens


/S/ CHARLES A. HAGGERTY     Director                           July 11, 2002
-----------------------
Charles A. Haggerty


/S/ GAVIN S. HERBERT        Director                           July 11, 2002
--------------------
Gavin S. Herbert


/S/ VAN B. HONEYCUTT        Director                           July 11, 2002
--------------------
Van B. Honeycutt


/S/ WILLIAM N. KELLEY       Director                           July 11, 2002
---------------------
William N. Kelley, M.D.


/S/ RISA J. LAVIZZO-MOUREY   Director                          July 11, 2002
--------------------------
Risa J. Lavizzo-Mourey, M.D.


/S/ C. RODERICK O'NEIL       Director                          July 11, 2002
----------------------
C. Roderick O'Neil


/S/ GLENN S. SCHAFER         Director                          July 11, 2002
--------------------
Glenn S. Schafer


/S/ BETTY WOODS              Director                          July 11, 2002
---------------
Betty Woods

                                  EXHIBIT INDEX


Exhibit
NUMBER            DESCRIPTION

4.1 Beckman Coulter, Inc. Executive Deferred Compensation Plan (Amended and Restated Effective as of May 1, 2002).

4.2 Beckman Coulter, Inc. Executive Restoration Plan (Amended and Restated Effective as of May 1, 2002).

4.3         Beckman Coulter, Inc. Deferred Directors' Fee Program
            (Amended and Restated Effective as of May 1, 2002).

4.4         Master Trust Agreement for Beckman Coulter, Inc.'s Executive
            Plans.

4.5 Stockholder Protection Rights Agreement between Beckman Coulter, Inc. and First Chicago Trust Company of New York, as Rights Agent, dated as of February 4, 1999 (incorporated by reference to Exhibit 4 of Beckman Coulter, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 1999, File No. 995-23266).

5.          Opinion of Company Counsel (opinion re legality).

15.         KPMG LLP Letter Regarding Unaudited Financial Information.

23.1        Consent of KPMG LLP (consent of independent auditors).

23.2        Consent of Company Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").